SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549


                                FORM 8-K


                             CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities Exchange

                               Act of 1934




    Date of Report  March 10, 2010        Commission File Number 1-3647
                  --------------------                          --------
       (Date of earliest event reported)



                             J.W. Mays, Inc.
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         (Exact name of registrant as specified in its charter)


                      New York                         11-1059070
           ----------------------------           --------------------
           (State or other jurisdiction           (I.R.S. Employer
                 of incorporation)                 Identification No.)


          9 Bond Street,  Brooklyn,  New York          11201-5805
        ----------------------------------------       ----------
        (Address of principal executive offices)       (Zip Code)


    (Registrant's telephone number, including area code) 718-624-7400
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                                                 This Report Contains 4 Pages.

Item 2.02   Results of Operations and Financial Condition.

  J. W. Mays, Inc. issued a press release on March 10, 2010, reporting its financial results for the three and six months ended January 31, 2010. The press release reported revenues for the three and six-month periods ended January 31, 2010, and net income for the three and six-month periods ended January 31, 2010, and provided a comparison for revenues and net income to the three and six-month periods ended January 31, 2009.

  A copy of the press release is attached to this Form 8-K as Exhibit 99(i).

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         J. W. MAYS, INC.
                                                    ---------------------------
                                                           (Registrant)



Dated:    March 11, 2010                             By:  Mark Greenblatt
        --------------------                        ---------------------------
                                                    Mark Greenblatt
                                                    Vice President
                                                    Principal Financial Officer


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

Press Release
                                                                  Exhibit 99(i)

                               J. W. MAYS, INC.
                            REPORTS ON OPERATIONS
        FOR THE SECOND QUARTER AND SIX MONTHS ENDED JANUARY 31, 2010




   J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2010.

   Revenues for the three months ended January 31, 2010 were $4,172,484 compared to revenues of $4,496,895, in the comparable 2009 three month period, while revenues for the current six months were $8,393,118 compared to revenues of $8,419,741 in the comparable 2009 six months.

   Net income for the three months ended January 31, 2010 was $118,649, or $.06 per share, compared to net income of $260,596, or $.13 per share, in the comparable 2009 three month period.

   Net income for the six months ended January 31, 2010 was $417,103 , or $.21 per share, compared to net income of $320,934, or $.16 per share, in the comparable 2009 six month period.



                                   *  *  *

Dated:   March 10, 2010

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